UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): November 7, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 570-1000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 8 — Other Events
Item 8.01 Other Events.
     The Annual Meeting of Stockholders (the “2008 Meeting”) of Phoenix Technologies Ltd. (the “Company”) will be held at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on December 20, 2007 at 8:00 AM.
     The 2008 Meeting date represents a change of more than 30 days from the anniversary of the Company’s previous Annual Meeting of Stockholders. As a result, under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, for a stockholder proposal to be considered timely, it must be submitted to the Company a reasonable time before the Company sends its proxy materials for the current year to its stockholders. Taking into consideration the time and process for reviewing any stockholder proposals and advising stockholders on the nature of any such proposals and how the Company intends to exercise its discretion to vote on such proposals, the Company has determined that the close of business on November 19, 2007 should be the deadline for submission of a proposal to be considered timely. Such proposals should be delivered to: 915 Murphy Ranch Road, Milpitas, California, 95035, Attention: Timothy Chu, Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary